Exhibit 10.1

ASSET ALIGNMENT AND LIMITED PARTNERSHIP

CONVERSION AGREEMENT

This Asset Alignment and Limited Partnership Conversion Agreement (the “Agreement”) is made as of November 2, 2012 by and among Mission West Properties, Inc., a Maryland corporation (the “Company”), Mission West Properties, L.P., a Delaware limited partnership (“MWP”), Mission West Properties, L.P. I, a Delaware limited partnership (“MWP I”), Mission West Properties, L.P. II, a Delaware limited partnership (“MWP II”), Mission West Properties, L.P. III, a Delaware limited partnership (“MWP III”), Mission West Properties, L.P. IV, a Delaware limited partnership (“MWP IV”), Mission West Properties, L.P. V, a Delaware limited partnership (“MWP V” and, together with MWP, MWP I, MWP II, MWP III and MWP IV, the “Operating Partnerships”), and each of the limited partners (the “Limited Partners”) of the Operating Partnerships.

RECITALS

A. The Company is the sole general partner of each of the Operating Partnerships. The Operating Partnerships are governed, as applicable, by those certain Amended and Restated Agreements of Limited Partnership, dated as of July 1, 1998, for each of MWP, MWP I, MWP II and MWP III, and by those certain Agreements of Limited Partnership, dated as of December 21, 2011, for each of MWP IV and MWP V (collectively, the “Partnership Agreements”). Unless otherwise defined in this Agreement, capitalized terms used in this Agreement have the meanings provided in the respective Partnership Agreements;

B. The Limited Partners shown on Exhibit A own all of the units of limited partnership interest of the Operating Partnerships (“L.P. Units”) outstanding as of the date of this Agreement;

C. The Company and the Limited Partners agree that their interests in owning, operating and managing real estate are divergent and desire to separate their interests in the Operating Partnerships pursuant to the terms and conditions of a Partnership Separation Agreement to be executed by and among the parties hereto (the “Partnership Separation Agreement”);

D. Pursuant to that certain Exchange Rights Agreement dated as of December 29, 1998, as amended (the “Exchange Rights Agreement”), each Limited Partner is entitled to tender their L.P. Units in exchange for (i) cash, (ii) shares of the Company’s common stock, par value $.001 per share (the “Common Stock”), or (iii) a combination thereof;

E. Certain Limited Partners will elect to tender their L.P. Units (the “Departing Limited Partners”), and the remaining Limited Partners, as set forth on Exhibit B hereto, provided that Exhibit B will be updated upon final elections, (the “Surviving Limited Partners”), desire to continue to participate in the Operating Partnerships;

F. The Surviving Limited Partners have requested that the Company enter into certain inter-partnership transactions to facilitate the long term plans of the Operating Partnerships to continue to own and operate certain real estate assets currently owned by the Operating Partnerships;

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G. The Company has agreed to accommodate the request of the Surviving Limited Partners in order to provide an equitable distribution of assets and liabilities pursuant to the Partnership Separation Agreement; and

H. The Limited Partners have entered into this Agreement in conjunction with the Company’s plans to liquidate its assets, except those assets to be retained by the Operating Partnerships.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Transfer of Assets. On the Closing, MWP IV shall sell its assets listed on Exhibit C hereto, at the agreed upon fair value of $133,950,490, to certain of the Operating Partnerships, and such Operating Partnerships shall purchase from MWP IV such assets at such agreed upon fair value, as follows: 80% to MWP ($133,950,490 X 80% = $107,160,392), 10% to MWP II ($133,950,490 X 10% = $13,395,049) and 10% to MWP III for $13,395,049, in a taxable transaction in exchange for approximately $15,000,000 in cash and $118,950,490 in promissory notes. Upon completion of the sale, MWP IV will no longer own any real property assets and will hold only the cash and notes receivable from MWP, MWP II and MWP III as set forth above.

2. Limited Partnership Unit Conversion.

2.1 Pursuant to the terms of the Exchange Rights Agreement, the Departing Limited Partners have elected to tender their respective L.P. Units to the Company in exchange for shares of Common Stock, cash or a combination thereof by delivering to the Company (a) a Letter of Transmittal and (b) a calculation, to the best of their knowledge and with the help of the Company, of the maximum number of shares of Common Stock that may be issued without causing either (x) a violation of the restrictions on ownership and transfer (the “REIT Requirements”) contained in the charter of the Company (the “Charter”) in any respect, or (y) any person or entity to beneficially own shares of Common Stock in excess of the applicable Ownership Limit (as defined in the Charter). The Company shall pay for the L.P. Units by delivering shares of Common Stock, cash, a promissory note or a combination thereof. Additionally, Carl Berg and Clyde Berg have agreed to convert their remaining L.P. Units totaling 1,379,280 in MWP IV to shares of Common Stock.

2.2 Notwithstanding Section 2.1 above, and in accordance with Section 2.2 of the Exchange Rights Agreement, no shares of Common Stock or cash shall be issued or paid in respect of any tender of L.P. Units if such tender of L.P. Units would result in a violation of the REIT Requirements or would result in any person or entity beneficially owning shares of Common Stock in excess of the applicable Ownership Limit. Accordingly, the Company will issue a note payable to any Departing Limited Partner who is prevented from converting any L.P. Units in partial redemption of their interests due to the applicable Ownership Limit. Exhibit F hereto shall be updated to list the notes to be issued to Departing Limited Partners.

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3. Closing and Partnership Separation Agreement

3.1 Closing Date. The parties shall close the transactions contemplated by this Agreement (the “Closing”) on December 26, 2012, or such other date as is determined by the Company (the “Closing Date”).

3.2 Partnership Separation Agreement. Immediately following the asset alignment and conversion transactions identified in Sections 1 and 2 above, the Company and the Surviving Limited Partners shall consummate the transactions contemplated in the Partnership Separation Agreement.

4. General Provisions

4.1 Waiver and Modification. This Agreement may be amended or supplemented only by a written instrument signed by the Company and the party against whom the amendment or supplement is sought to be enforced.

4.2 Further Assurances. Each party agrees, at its own expense, to execute, acknowledge and deliver any further instruments reasonably requested by another party, and to take any other action consistent with the terms of this Agreement that may reasonably be requested by the other parties, for the purpose of carrying out the terms of this Agreement.

4.3 Governing Law and Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, except as to matters relating to the internal actions and affairs of the Company (including the powers, rights, duties and obligations of the directors, officers and stockholders) to which Maryland law would apply, which shall be governed by and interpreted in accordance with the laws of the State of Maryland. Any legal proceeding between the parties hereto shall take place in Santa Clara County, California.

4.4 Binding Effect; Successors; Third Party Beneficiary. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective transferees, assigns and other successors in interest, and nothing herein is intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder.

4.5 Counterparts. This Agreement may be executed in counterparts.

4.6 References. Unless expressly indicated to the contrary, all references herein to Sections and Exhibits refer to the specified part of this Agreement. All terms such as “herein,” “hereby” or “hereunder” refer to this Agreement as a whole.

4.7 Headings. The headings used in this Agreement are provided for convenience only and this Agreement shall be interpreted as though they did not appear herein.

4.8 Termination. This Agreement may be terminated by the Company at any time prior to the Closing Date.

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5. Board and Partnership Approvals

5.1 Board Approval. The Board of Directors of the Company, by resolutions duly adopted and by the requisite vote provided for in the Charter and Bylaws of the Company, upon the recommendation of its Independent Directors Committee, has duly authorized and approved this Agreement and the performance by the Company in its own capacity and in its capacity as general partner of each of the Operating Partnerships, of its obligations hereunder, and any other required transactions and agreements contemplated by the Company in connection herewith.

5.2 Partner Approval. By executing this Agreement the Company, in its capacity as general partner of each of the Operating Partnerships and the Limited Partners of each of the Operating Partnerships authorize and approve this Agreement and the performance by such Operating Partnership of its obligations hereunder, by all necessary limited partnership action. This Agreement shall be deemed duly authorized and approved by the execution of this Agreement by Limited Partners holding at least one half of the L.P. Units of each of the Operating Partnership (not including L.P. Units held by the Company) and Limited Partners holding at least one half of the total L.P. Units of all of the Operating Partnerships (not including L.P. Units held by the Company).

[Signature Page Follows]

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The parties have duly executed and delivered this Asset Alignment and Limited Partnership Conversion Agreement as of the date set forth above.

OPERATING PARTNERSHIPS: MISSION WEST PROPERTIES, L.P., a Delaware limited partnership		COMPANY: MISSION WEST PROPERTIES, INC., a Maryland corporation

By: Mission West Properties, Inc., a Maryland		By:	/s/ R.V. Marino
corporation, Its General Partner		Name:	R.V. Marino
		Title:	President and COO
By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. I, a Delaware limited partnership: By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. II, a Delaware limited partnership: By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

SIGNATURE PAGE TO THE ASSET ALIGNMENT AGREEMENT AND

LIMITED PARTNERSHIP CONVERSION AGREEMENT

MISSION WEST PROPERTIES, L.P. III, a Delaware limited partnership: By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. IV, a Delaware limited partnership: By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

MISSION WEST PROPERTIES, L.P. V, a Delaware limited partnership: By: Mission West Properties, Inc., a Maryland corporation, Its General Partner

By:	/s/ Carl E. Berg
Name:	Carl E. Berg
Title:	Chief Executive Officer

SIGNATURE PAGE TO THE ASSET ALIGNMENT AGREEMENT AND

LIMITED PARTNERSHIP CONVERSION AGREEMENT

LIMITED PARTNERS: CARL E. BERG
/s/ Carl E. Berg

1981 KARA ANN BERG TRUST
/s/ Clyde J. Berg

THELMER AALGAARD
/s/ Thelmer Aalgaard

CLYDE J. BERG
/s/ Clyde J. Berg

KARA A. BERG
/s/ Kara A. Berg

BERG & BERG ENTERPRISES, INC.
/s/ Carl E. Berg

BERG & BERG ENTERPRISES, LLC
/s/ Carl E. Berg

SIGNATURE PAGE TO THE ASSET ALIGNMENT AGREEMENT AND

LIMITED PARTNERSHIP CONVERSION AGREEMENT

WEST COAST VENTURE CAPITAL, INC.

/s/ Carl E. Berg

JTK TRUST

MICHAEL L. KNAPP
/s/ Michael L. Knapp

LEIGHTON FARGHER

MYRON CRAWFORD

STEVE ABERLE

BRIAN AALGAARD

SONYA BERG

SIGNATURE PAGE TO THE ASSET ALIGNMENT AGREEMENT AND

LIMITED PARTNERSHIP CONVERSION AGREEMENT

SHERRI ZORN

KNAPP INVESTMENTS
/s/ Michael Knapp

KARA ANN BERG 2011 CHARITABLE REMAINDER TRUST
/s/ Carl E. Berg

CLYDE J. BERG 2011 CHARITABLE REMAINDER TRUST
/s/ Clyde J. Berg

CARL AND MARY ANN BERG CHARITABLE REMAINDER TRUST
/s/ Carl E. Berg

SIGNATURE PAGE TO THE ASSET ALIGNMENT AGREEMENT AND

LIMITED PARTNERSHIP CONVERSION AGREEMENT

EXHIBIT A

LIMITED PARTNERS

Carl E. Berg and Mary Ann Berg

Clyde J. Berg

Kara Ann Berg

1981 Kara Ann Berg Trust

Thelmer and Patricia Aalgaard

Berg & Berg Enterprises, Inc.

Berg & Berg Enterprises, LLC

West Coast Venture Capital, Inc.

The JTK Trust

Michael L. Knapp

Leighton Fargher

Myron Crawford

Steve Aberle

Brian Aalgaard

Sonya Berg

Sherri Zorn

Knapp Investments

Kara Ann Berg 2011 Charitable Remainder Trust

Clyde J. Berg 2011 Charitable Remainder Trust

Carl and Mary Ann Berg Charitable Remainder Trust

EXHIBIT B

SURVIVING LIMITED PARTNERS

Carl E. Berg and Mary Ann Berg

Clyde J. Berg

Kara Ann Berg

1981 Kara Ann Berg Trust

Thelmer and Patricia Aalgaard

Berg & Berg Enterprises, Inc.

Berg & Berg Enterprises, LLC

West Coast Venture Capital, Inc.

EXHIBIT C

DE ANZA LEGAL DESCRIPTION

Real property in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL ONE:

Parcel 1, as said Parcel is shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

Excepting therefrom certain underground water rights as contained in that document recorded April 12, 1991 as Document No. 10863994 of Official Records.

PARCEL ONE-A:

An easement for ingress and egress over a portion of Parcel 2 as shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

MARIANI LEGAL DESCRIPTION

Real property in the City of Cupertino, County of Santa Clara, State of California, described as follows:

PARCEL TWO:

Parcel 2, as said Parcel is shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

Excepting therefrom certain underground water rights as contained in that document recorded April 12, 1991 as Document No. 10863994 of Official Records.

PARCEL TWO-A:

An easement for ingress and egress over a portion of Parcel 1 as shown on the Parcel Map filed November 23, 1977 in Book 408 of Maps at Pages 14 and 15, Santa Clara County Records.

EXHIBIT D

COMMON STOCK OR CASH TO BE PAID TO DEPARTING LIMITED PARTNERS

Limited Partner	L.P. Units	Cash	Stock	Note